                                                                    EXHIBIT 10.2



                                HARRINGTON PLACE

                                  OFFICE LEASE

                                 BY AND BETWEEN

                  TGALMA LIMITED, A TEXAS LIMITED PARTNERSHIP

                                  AS LANDLORD,

                                      AND

      CREDENTIALS SERVICES INTERNATIONAL, INC., A CALIFORNIA CORPORATION,

                                   AS TENANT

                               TABLE OF CONTENTS

 1.      Definitions and Basic Lease Provisions   . . . . . . . . . . . . . . .  . . . . 1

 2.      Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 2

 3.      Lease Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 2

 4.      Acceptance of Premises   . . . . . . . . . . . . . . . . . . . . . . .  . . . . 2

 5.      Rent Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 3

 6.      Electricity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 3

 7.      Services by Landlord   . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 3

 8.      Service Interruptions  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 4

 9.      Operating Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 4

10.      Rental Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 5

11.      Security Deposit   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 5

12.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . .  . . . . 6

13.      Repair and Maintenance by Tenant   . . . . . . . . . . . . . . . . . .  . . . . 6

14.      Alterations and Additions by Tenant  . . . . . . . . . . . . . . . . .  . . . . 7

15.      Use and Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 7

16.      Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 7

17.      Mechanics' Liens   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 8

18.      Liability of Landlord  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 8

19.      Tenant's Indemnification of Landlord   . . . . . . . . . . . . . . . .  . . . . 8

20.      Tenant's Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 9

21.      Landlord's Insurance   . . . . . . . . . . . . . . . . . . . . . . . .  . . .   9

22.      Rights Reserved by Landlord  . . . . . . . . . . . . . . . . . . . . .  . . . . 9

23.      (Intentionally Deleted)  . . . . . . . . . . . . . . . . . . . . . . .  . . .  10

24.      Fire or Other Casualty   . . . . . . . . . . . . . . . . . . . . . . .  . . .  10

25.      Condemnation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  11

26.      Taxes on Tenant's Property   . . . . . . . . . . . . . . . . . . . . .  . . .  11

27.      Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . .  . . .  11

OFFICE LEASE                                                              Page i
------------

28.      Surrender Upon Termination or Expiration; Holdover   . . . . . . . . .  . . .  12

29.      Tenant's Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  12

30.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  12

31.      Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  13

32.      No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14

33.      Waiver by Tenant   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14

34.      Landlord's Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14

35.      Attorneys' Fees and Legal Expenses   . . . . . . . . . . . . . . . . .  . . .  15

36.      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  15

37.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  15

38.      Notice to Landlord   . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  15

39.      Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . .  . . .  15

40.      Estoppel Certificate   . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

41.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

42.      Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

43.      Business Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

44.      Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

45.      No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  16

46.      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

47.      Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

48.      Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

49.      Joint and Several Liability.   . . . . . . . . . . . . . . . . . . . .  . . .  17

50.      No Representations   . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

51.      Entire Agreement; Amendments   . . . . . . . . . . . . . . . . . . . .  . . .  17

52.      Paragraph Headings   . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

53.      Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

54.      Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  17

15.      Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  18

56.      Tenant's Service Providers   . . . . . . . . . . . . . . . . . . . . .  . . .  18

OFFICE LEASE                                                             Page ii
------------

57.      Rate of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  18

58.      Right of First Notice  . . . . . . . . . . . . . . . . . . . . . . . .  . . .  18

59.      Signage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19

60.      Execution and Approval of Lease  . . . . . . . . . . . . . . . . . . .  . . .  19

61.      Cabling Allowance  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19

62.      Rental Abatement   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  19

63.      Security System Installation   . . . . . . . . . . . . . . . . . . . .  . . .  19




EXHIBITS:
A:     Land
B:     Premises
C:     Tenant Finish Construction
D:     Project Rules and Regulations
E:     Contractor Insurance Requirements
F:     Right of First Notice

OFFICE LEASE                                                            Page iii
------------

          This Office Lease (this Lease) is entered into as of June 13th, 1995 (the date of this Lease), TGALMA Limited, a Texas Limited Partnership (Landlord), and Credentials Services International, Inc., a California Corporation (Tenant).

1.       Definitions and Basic Lease Provisions.

         Some of the basic provisions and defined terms of this Lease are as follows:

          Project: The Harrington Place Building and the Land described on Exhibit A.
          Project Address: 1700 Alma, Plano, Texas 75075
          Premises: Approximately 15,452 Rentable Square Feet as shown on
                    Exhibit B. Suite(s) 500 on Floor(s) five (5) of the
                    Building.
          Total Project Area: 86,718 Rentable Square Feet.
          Annual Base Rent: Term of Rental Rate

                                                                      (Annually)       (Monthly)
                           Jun. 1, 1995     Through      Jun. 30, 1995               $ 189,287.00      $ 15,773.92
                           Jul. 1, 1995     Through      Oct. 31, 1995               $       0.00      $      0.00
                           Nov. 1, 1995     Through      Sep. 30, 1996               $ 189,287.00      $ 15,773.92
                           Oct. 1, 1996     Through      Sep. 30, 1997               $ 193,150.00      $ 16,095.83
                           Oct. 1, 1997     Through      Sep. 30, 1998               $ 193,150.00      $ 16,095.83
                           Oct. 1, 1998     Through      Sep. 30, 1999               $ 197,013.00      $ 16,417.75
                           Oct. 1, 1999     Through      Sep. 30, 2000               $ 197,013.00      $ 16,417.75
                           Oct. 1, 2000     Through      Sep. 30, 2001               $ 200,876.00      $ 16,739.67

          Rent:              The Base Rent and all other amounts payable by
                             Tenant to Landlord under this Lease.
          Commencement Date: June 1, 1995 (which date shall be at least 45 days after the execution of this Lease).
          Expiration Date:   September 30, 2001
          Lease Term:        Seventy-six (76) months, ending on the Expiration
                             Date.
          Base Year:         The first full twelve (12) months of occupancy.
          Tenant's Share:    17.824 %.
          Tenant's Broker:   Dale Clements of Miller Commercial and Gregory Gill
                             of Matlow-Kennedy.
          Landlord's Agent: Harwood Pacific Corporation, a Texas corporation. Security Deposit: $15,773.92
          Permitted Use:     General business offices.
          Parking:           No more than 90 undesignated parking spaces.
          Tenant Party(ies): Tenant and its agents, employees, licensees, servants, and invitees.

          Addresses for notices under this Lease:

LANDLORD:                            TENANT:                        GUARANTOR:
TGALMA Limited, a Texas Limited      Credentials Services               N/A
Partnership                          International
c/o Harwood Pacific Corporation      Inc., a California Corporation
2651 North Harwood, Suite 450        1700 Alma, Ste. 500
Dallas, Texas 75201                  Plano, Texas 75075
Attention: Doug Walker,              Attention: Nick Rees
General Manager                      Fax: N/A
Fax: (214)871-0879
                                     with a copy to:
                                     Credentials Services International,
                                     Inc., a California Corporation
                                     600 City Parkway West, 2nd Floor
                                     Orange, California 92668
                                     Fax: N/A

OFFICE LEASE                                                            Page 1

2.       Premises.

         Landlord, in consideration of the Rent and the obligations of Tenant under this Lease, hereby leases the Premises to Tenant and Tenant takes the Premises as subject to the terms of this Lease. The number of RENTABLE SQUARE FEET in the Premises and the Project is deemed to be the square footage as set forth in Paragraph 1.

3.       Lease Term.

         (a) The Lease Term begins on the earlier to occur of (1) the date Tenant occupies any part of the Premises or (2) the later to occur of the Commencement Date or the Ready for Occupancy Date (defined below) and ends on the Expiration Date.

         (b) If the Ready for Occupancy Date does not occur by the Commencement Date for any reason other than omission, delay, or default by any Tenant Party, including, without limitation, delays caused by the negligence of the Landlord, its agents or contractors, or the City of Plano, Tenant's obligation to pay Rent does not commence until the Ready For Occupancy Date occurs and the Expiration Date is extended to the last day of the month following a period of time equal to the time period beginning on the Commencement Date and ending on the day before the Ready for Occupancy Date. This abatement of Rent is Tenant's sole remedy and is full settlement of all claims that Tenant has against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date; provided, however, if the Ready for Occupancy Date has not occurred within one hundred twenty (120) days following the Commencement Date due to the acts, omissions or negligence of Landlord, its agents or employees, Tenant may terminate the Lease as its sole and exclusive remedy, and the parties shall be released from all obligations under this Lease.

         (c) If Tenant occupies any part of the Premises before the Commencement Date or the Ready for Occupancy Date, as applicable, the Lease Term and Tenant's obligation to pay Rent commence on the date Tenant occupies the Premises and ends on the Expiration Date. Tenant is deemed to occupy the Premises when Tenant takes possession of any part of the Premises for any purpose, including placing furniture and installing Tenant's equipment in the Premises; provided, however, Tenant shall be granted the right to install its telephone/computer cable and furniture systems prior to the Commencement Date so long as the same does not interfere with Landlord's completion of the Tenant's Finish Work. In addition, the Tenant shall have access to the telecommunications room following execution of this Lease and when such room is available. The Landlord agrees to instruct its contractor to schedule such Tenant Finish Work in such a fashion as to reasonably make the telecommunications room available and ready for Tenant's use no later than ten (10) days following the commencement of the Tenant Finish Work. Landlord agrees that the foregoing rights of Tenant shall not constitute occupancy of the Premises and therefore shall not trigger the payment of rent under the Lease.

         (d) When the Ready For Occupancy Date is determined, Landlord and Tenant shall exchange a letter acknowledging that date and, if the Expiration Date changes under this Paragraph, the Expiration Date. If any dispute arises regarding those dates, a certificate furnished by Landlord's architect certifying the date Landlord substantially completed the Tenant Finish Work (as defined in Exhibit C) is conclusive and binding upon Landlord and Tenant.

         (e) The Ready For Occupancy Date is the earlier to occur of (i) the date the City of Plano approves the Premises for occupancy; or (ii) the date the City of Plano would have approved the Premises for occupancy but for delays caused by any Tenant Party; provided, if Landlord performs any Additional Work (defined in Exhibit C), the Ready for Occupancy Date is deemed accelerated by the number of days in the Additional Work Period (defined in Exhibit C).

4.       Acceptance of Premises.

         Tenant's occupancy of the Premises is conclusive evidence that Tenant:
         (A) accepts the Premises as suitable for the purposes for which they are leased; (B) accepts the Premises and the Project as being in a good and satisfactory condition subject only to such punchlist items to be submitted by Tenant to Landlord within five (5) days following the Ready for Occupancy Date, detailing those items of the Tenant Finish Work in need of repair, replacement or completion by the Landlord's contractor; and (C) waives any defects in the Premises and the Project. Except for the gross negligence or intentional misconduct of Landlord, its agents employees and contractors, Landlord is not liable to any Tenant Party for any injury or damage to person or property due to the condition or design of, or any defect in, the Project that exists now or occurs in the future. Except for the gross negligence or intentional misconduct of Landlord, its agents employees and contractors, Tenant, for itself and all other Tenant Parties, assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition or design of, or any defects in, the Premises and the Project.

OFFICE LEASE                                                             Page 2

5.       Rent Payments.

         (a) The first installment of Base Rent is payable by Tenant when this Lease is executed. Subsequent installments of Base Rent are payable by Tenant in advance on the first day of each calendar month during the Lease Term beginning on the first day of the first full calendar month after the Commencement Date (or the Ready for Occupancy Date, if applicable). Base Rent for any partial calendar month is prorated on a per diem basis.

         (b) All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at the notice address for Landlord or to any other person or at any other address as Landlord may from time to time designate by notice to Tenant.

         (c) Rent is payable by Tenant without notice, demand, abatement, deduction or setoff, except as expressly specified in this Lease. Tenant's obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of Rent is not paid within 10 days after it is due, Tenant shall pay a late charge in an amount equal to 10% of the delinquent installment of Rent when it pays the delinquent installment.

6.       Electricity.

         (a) Landlord, as specified below, shall furnish electricity as follows: (i) up to 4 watts per Rentable Square Foot in the Premises at 208 volts for lighting; and (ii) up to 4 watts per Rentable Square Foot in the Premises at 110 volts for office machines. If Tenant's use will exceed the specified levels, Tenant must give Landlord prior notice specifying Tenant's excess requirements. If the excess electricity requirements can be supplied without, in Landlord's sole opinion, overloading the existing Building systems or the additional equipment necessary to supply Tenant's excess electricity requirements can be installed without, in Landlord's sole opinion, creating a dangerous condition in the Building, Landlord shall supply Tenant's excess electricity requirements and Tenant shall pay Landlord the cost of supplying the excess electricity requirements, including all installation and submetering costs, on demand as additional Rent.

         (b) If Tenant's actual electricity use exceeds its pro-rata share as determined by Landlord, Landlord shall cause Landlord's engineer to determine, at Tenant's sole cost and expense, the amount of excess electricity to be allocated to Tenant based on the power requirements of Tenant's equipment or lighting and Tenant shall pay Landlord on a monthly basis the cost of the excess electricity as reasonably determined by Landlord's engineer on demand as additional Rent. Landlord may also, at its sole option and without any obligation to do so, install supplemental air conditioning units in the Premises to offset the heat-generating effect of Tenant's excess electricity usage and Tenant shall pay Landlord the installation cost and the cost of operation, use, repair, and replacement of the supplemental air conditioning units on demand as additional Rent. The telecommunications room in the Premises shall be separately metered and Tenant shall pay as additional rent the cost of all electricity usage for the equipment located therein.

         (c) The obligation of Landlord to furnish electricity is subject to the rules and regulations of the supplier of electricity and of any municipal or other governmental authority regulating the business of providing electricity. Landlord is not liable to Tenant for any failure or defect in the supply or character of electricity furnished to the Premises due to any requirement, act, or omission of the entity supplying electricity to the Project.

7.       Services by Landlord.

         Landlord, subject to payment by Tenant as specified below, shall furnish the following services for the occupied portions of the Premises in a fashion consistent with comparable buildings in the Plano submarket:

         (a) Air conditioning, both heating and cooling (as required by the seasons), from 6:30 a.m. to 8:00 p.m. on weekdays and on Saturdays from 6:30 a.m. to 3:00 p.m., except on Holidays (as defined in Exhibit
         D) (the HVAC Standard Hours) at temperatures and in amounts as are in the sole judgment of Landlord reasonably required for comfortable use and occupancy under normal business operations. Circulating air is not available other than through the Building's HVAC system. Landlord has no obligation to redesign the existing method of operation of the Building's HVAC system. If Tenant requires HVAC services at any time other than HVAC Standard Hours, Landlord shall furnish the services for the portions of the Premises specified in a request by Tenant received by the Project manager before 3:00 p.m. of the business day preceding the date extra usage is required. Tenant shall pay Landlord as additional Rent for such extra service an amount equal to Landlord's actual cost for such service, including any administrative costs incurred by Landlord in providing such service, up to a maximum of $30.00 per hour for such excess service;

OFFICE LEASE                                                             Page 3

         (b) Cold and hot water (at the normal temperature of the water supply to the Building) for lavatory and toilet purposes, with water service to be at supply points provided for general use of tenants of the Building through fixtures installed by Landlord, or by Tenant with Landlord's prior consent;

         (c) Janitor service to the Premises on days other than Fridays, Saturdays, and Holidays;

         (d) Window washing as determined by Landlord in its reasonable discretion;

         (e) Operator-less passenger elevators for ingress and egress to and from the floor(s) on which the Premises are located (provided that Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and Holidays) and, to the extent available, freight elevator service in common with other tenants but only when scheduled through the Project manager;

         (f) Common area rest room facilities; and

         (g) Electric lighting for all common areas of the Building in the manner and to the extent deemed by Landlord to be reasonable and standard.

         Building Standard Hours are weekdays, excluding Holidays, from 7:00 a.m. to 8:30 p.m. and Saturdays from 7:00 a.m. to 1:30 p.m., which hours shall remain constant throughout the Term. Landlord may lock the Building at all times other than during Building Standard Hours.

8.       Service Interruptions.

         Landlord does not warrant that the services provided by Landlord will be free from any slow-down, interruption, or stoppage under voluntary agreement between Landlord and governmental bodies, regulatory agencies, utility companies, and others supplying services or caused by the maintenance, repair, replacement, or improvement of any equipment involved in the furnishing of the services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, acts of God, the elements, or other causes beyond the reasonable control of Landlord. No slow-down, interruption, or stoppage of the services may be construed as an eviction, actual or constructive, of Tenant or cause an abatement of Rent or in any manner or for any purpose relieve Tenant from its obligations under this Lease. Landlord is not liable for damage to persons or property, or in default under this Lease, as a result of any slow-down, interruption, or stoppage. Landlord shall use due diligence to resume the service upon any slow-down, interruption, or stoppage. Notwithstanding the foregoing, in the event the services furnished by Landlord are disrupted as a result of Landlord's gross negligence or intentionally misconduct and such disruption prevents Tenant from operating its business in the Premises for seventy-two
         (72) continuous hours, thereafter all Rent and other charges shall abate until the earlier of the restoration of such services or Tenant's ability to resume operations in the Premises.

9.       Operating Costs.

         (a) The term Operating Costs means those expenses [(other than expenses for electricity)] directly incurred in the management, operation, maintenance, repair, and security of the Project, including but not limited to the cost of all utilities, building supplies, janitorial service, maintenance, repairs, fire and extended coverage, public liability, and other insurance, all labor and employee benefit costs (including wages, salaries, and fees of all personnel engaged in the management, operation, maintenance, repair, and security of the Project), ad valorem taxes and assessments, costs that reduce operating expenses or are required to meet governmental regulations, management fees, consulting fees, legal fees, accounting fees, and the fair market rental of the Project managers' offices, together with payments or credits Landlord makes to any tenant or tenants in the Project in lieu of Landlord providing any of the services or paying for any of the costs. If for any time period in question the Project is less than 95 % occupied, Landlord shall increase those elements of Operating Costs that vary based on the occupancy rate of the Project as though the Project were 95 % occupied. Operating Costs shall exclude the following: advertising costs; commissions and marketing costs; charges exclusively benefiting another tenant's use; legal fees specific to other tenant leases; capital improvements to the common areas, except to the extent the same are amortized over the useful life of such improvements according to generally accepted accounting principles; wages and salaries of employees to the extent not involved in the operation of the Project; costs for renovations or improvements to other tenant premises; depreciation or amortization of the Project; penalty or late payments incurred by Landlord, its agents or contractors due to its negligence or willful misconduct; costs associated with the removal or abatement of Hazardous Substances (hereinafter defined) unless introduced into the premises by Tenant, its agents or contractors; costs of repair or replacement items covered

OFFICE LEASE                                                             Page 4
         by warranty; costs to comply with the Americans with Disabilities Act, as of the date of this Lease; and costs associated with retail operations. Notwithstanding anything to the contrary contained herein, the Landlord's Controllable Operating Costs (hereinafter defined) shall not increase by more than six percent (6%) per annum Controllable Operating Costs shall mean all Operating Costs except such expenses and costs which cannot be controlled by Landlord, including but not limited to taxes, utilities and insurance.

         (b) The term Excess Operating Costs means the amount by which the Operating Costs for any calendar year after the first twelve (12) months of occupancy exceed the Operating Costs for the first twelve
         (12) months.

         (c) If there are Excess Operating Costs for any calendar year, Tenant shall pay to Landlord as additional Rent Tenant's Share of the Excess Operating Costs.

         (d) On or before December 15 of the Base Year and each subsequent calendar year, Landlord shall deliver to Tenant Landlord's reasonable estimate of the Excess Operating Costs on a Rentable Square Foot basis for the next calendar year. Tenant shall pay to Landlord monthly as additional Rent, in advance on or before the first day in each succeeding calendar month, an amount equal to one twelfth (l/12th) of the product of Tenant's Share of estimated Excess Operating Costs multiplied by the Total Project Area for the applicable calendar year. Landlord may adjust its estimate by notice to Tenant at any time during the applicable calendar year if actual Excess Operating Costs are substantially different from the estimate, and thereafter payments by Tenant under this Paragraph adjust accordingly. The term calendar year includes partial calendar years.

         (e) No later than October 1 of each calendar year, Landlord shall deliver to Tenant a statement certified by an authorized representative of Landlord setting out in reasonable detail the actual Excess Operating Costs for the prior calendar year. If the estimated payments made by Tenant during the prior calendar year exceed Tenant's Share of actual Excess Operating Costs for that year, Landlord shall credit the difference against the next ensuing installments of estimated payments by Tenant under this Paragraph. If the estimated payments made by Tenant during the prior calendar year under this Paragraph are less than Tenant's Share of the actual Excess Operating Costs for that year, Tenant shall pay the amount of the difference to Landlord in cash within 30 days after delivery of any invoice therefor by Landlord accompanied by a statement of the actual Excess Operating Costs for that year as additional Rent. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, not more than once annually and no more than three (3) times during the Term, to audit Landlord's calculation of the Operating Costs for the preceding calendar year. Such audit may be conducted at Tenant's sole cost and expense in Landlord's offices during normal business hours, upon reasonable advance notice to Landlord with no more than two (2) persons for no longer than two (2) consecutive eight (8) hour periods. If such audit, conducted by an independent certified public accountant reveals that Landlord has overstated Operating Costs by more than five percent (5 %) for such calendar year, then in addition to the refund of such overpayment, Landlord shall pay Tenant's reasonable audit costs.

10.      Rental Tax.

         Tenant shall pay as additional Rent all licenses, charges, and other fees of every kind and nature as and when they become due arising out of or in connection with Tenant's use and occupancy of the Premises and the Project (including the parking garages), including but not limited to license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord, but excluding any income or inheritance taxes.

11.      Security Deposit.

         (a) Tenant shall pay the Security Deposit to Landlord upon execution of this Lease as security for the performance by Tenant of its obligations under this Lease. The Security Deposit does not bear interest and is not an advance payment of Rent or a measure of Landlord's damages for a default by Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages in Rent or any other sum for which Tenant is in default and any other damage, injury, expense, or liability caused to Landlord by the default. If Landlord so applies any part of the Security Deposit, Tenant shall pay to Landlord on demand the amount necessary to restore the Security Deposit to its original amount.

OFFICE LEASE                                                             Page 5

         (b) If Tenant is not then in default under this Lease, Landlord shall return any remaining balance of the Security Deposit to Tenant upon termination or expiration of this Lease and after surrender by Tenant of possession of the Premises to Landlord in accordance with this Lease.

         (c) If Landlord assigns its interest in the Premises, Landlord shall assign the Security Deposit to the assignee. Landlord has no further liability for the return of the Security Deposit after the assignment and Tenant shall look solely to the assignee for the return of the Security Deposit. Tenant may not assign or encumber or attempt to assign or encumber the Security Deposit. Landlord and its successors and assigns are not bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant.

12.      Assignment and Subletting.

         (a) Tenant may not, without Landlord's prior consent: (1) assign or transfer this Lease or any interest therein; (2) permit any assignment of this Lease or any interest therein by operation of law; (3) sublet the Premises or any part thereof; (4) grant any license, concession, or other right of occupancy of any portion of the Premises; (5) mortgage, pledge, or otherwise encumber its interest in this Lease; or
         (6) permit the use of the Premises by any parties other than Tenant and its employees. Landlord's consent to any assignment or subletting is not a waiver of Landlord's right to approve or disapprove any subsequent assignment or subletting. Notwithstanding the foregoing, Tenant shall have the right to assign its obligations under the Lease to a wholly owned subsidiary or parent entity without the consent of Landlord and without Landlord's right to terminate as provided in paragraph 12(d), provided Tenant shall remain liable for all obligations under the Lease. Furthermore, Landlord shall agree that its consent to an assignment of the Lease by Tenant shall not be unreasonably withheld or delayed in the event Tenant assigns the Lease to an entity with a net worth which is equal to or greater than Tenant both as of the date of this Lease and at the time of the proposed assignment, such assignee shall have a use of the Premises which is substantially the same as the Tenant and shall not unreasonably interfere with the use or occupancy of any other tenant in the Project. Tenant and any guarantor of Tenant's obligations under this Lease (GUARANTOR, whether one or more) remain jointly and severally liable for the payment of Rent and performance of all other obligations under this Lease after any assignment or subletting. Any change in a majority of the voting rights or other control rights of Tenant is an assignment for purposes of this Paragraph. If Tenant is a partnership, then any transfer of a general partnership interest is an assignment for purposes hereof. As a condition to the effectiveness of each assignment or subletting, and whether or not Landlord's prior consent is required for the assignment or subletting, Tenant shall pay to Landlord its reasonable administrative and legal costs in connection therewith not to exceed $1,000.00. Any attempted assignment or sublease by Tenant in violation of the terms of this Paragraph is void.

         (b) Landlord, in addition to any other remedies under this Lease or provided by law, may at its option collect directly from the assignee or sublessee all rents payable to Tenant under the assignment or sublease and apply the rent against any sums due to Landlord under this Lease. Tenant authorizes and directs any assignee or sublessee to make payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection of rent by Landlord from any assignee or sublessee is a novation or a release of Tenant or Guarantor from the performance of their obligations under this Lease or under any guaranty executed by Guarantor. Receipt by Landlord of rent from any assignee, sublessee, or occupant of the Premises is not a waiver of the covenant against assignment and subletting or a release of Tenant or Guarantor.

         (c) If Tenant wants to assign or sublease all or part of the Premises, it shall deliver a notice to Landlord specifying the name of, financial information for, and the nature of the business of the proposed assignee or subtenant, and the proposed effective date and terms of the assignment or sublease. Tenant may not assign or sublease all or any part of the Premises at any time when Tenant is in default under this Lease, whether or not an Event of Default has occurred.

         (d) Landlord has a period of 30 days from receipt of Tenant's notice and all information required herein to notify Tenant that Landlord elects, in Landlord's sole discretion, to: (1) terminate this Lease as to the space that is the subject of Tenant's notice as of the date specified by Tenant; (2) consent to the assignment or sublease; provided, if the rent payable to the Tenant by the sublessee is greater than the Base Rent, the excess rent is payable by Tenant as additional Rent to Landlord on the same dates Tenant pays Base Rent; or (3) refuse to consent to Tenant's assignment or sublease of that space. If Landlord does not notify Tenant of Landlord's election within the 30-day period, Landlord is deemed to elect option (3).

13.      Repair and Maintenance by Tenant.

         (a) Tenant shall keep the Premises and all fixtures installed by or on behalf of Tenant in good and tenantable condition. Tenant shall promptly make all necessary non-structural interior repairs and replacements thereto except those caused by fire

OFFICE LEASE                                                             Page 6
         or other casualty, all at Tenant's expense, under the supervision and with the approval of Landlord. All repairs and replacements must be equal in quality and class to the original work. Without diminishing this obligation of Tenant, if Tenant fails to commence and diligently pursue any repairs and replacements within ten (10) days following notice from Landlord after the occurrence of the damage or injury, Landlord may at its option make the repairs and replacements and Tenant shall pay Landlord on demand as additional Rent the costs incurred by Landlord, plus an administrative fee equal to 10% of the actual cost thereof, plus 18% per annum interest from date of payment by Landlord.

         (b) To the extent Tenant fails to repair the same, Tenant shall pay the cost of repairs and replacements due to damage or injury to the Project or any part thereof caused by any Tenant Party. This amount is payable by Tenant to Landlord on demand as additional Rent, plus 18% per annum interest from date of payment by Landlord. If Landlord performs any maintenance or repairs to the Premises, as provided herein, or at the request of Tenant, over and above the services required to be performed by Landlord pursuant to Paragraph 7, Tenant shall pay the actual cost thereof, plus an administrative fee equal to 10% of the actual cost thereof, to Landlord as additional Rent within 5 business days after demand.

         (c) Landlord agrees to maintain the Project in a condition at least equal to its current condition and in a fashion substantially similar to other comparable office buildings in the Plano submarket.

14.      Alterations and Additions by Tenant.

         (a) Tenant may not make or permit any alterations, improvements, or additions in or to the Premises or the Project without Landlord's prior consent. Notwithstanding the foregoing, Tenant shall be permitted to make such nonstructural improvements in the Premises only to the extent the costs of the same do not exceed more than $5,000.00 during any twelve (12) month period so long as such improvements are nonstructural in nature and such improvements do not materially alter the appearance of the Premises as the same appeared following completion of the Tenant Finish Work. All alterations, additions, and improvements made to, or fixtures or other improvements placed in or upon, the Premises, whether temporary or permanent in character, by either party (except only movable office furniture and equipment not attached to the Building) are a part of the Project and are the property of Landlord when they are placed in the Premises without compensation to Tenant.

         (b) Any alterations and improvements constructed by Tenant must comply with all Applicable Laws (defined below), including without limitation, all applicable environmental laws and the Americans With Disabilities Act of 1990 (ADA). If Tenant's use of the Premises causes Landlord to make any alterations or improvements to the Project to comply with the provisions of ADA, Tenant shall reimburse Landlord for the cost of the alterations or improvements, plus an administrative fee equal to 10 % of the actual cost thereof, upon demand as additional Rent. Neither Landlord's approval of Tenant's plans and specifications for the alterations or improvements nor Landlord's acceptance of Tenant's as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

15.      Use and Occupancy.

         The Premises may be used and occupied by Tenant only for general business offices. Tenant shall use and maintain the Premises in a clean, careful, safe, and proper manner and shall comply with all laws, ordinances, orders, rules, and regulations ("APPLICABLE LAW") of all governmental bodies (state, federal, and municipal) applicable to or having jurisdiction over Tenant's particular use, occupancy, and maintenance of the Premises and the Rules and Regulations attached hereto and incorporated herein for all purposes; provided, Tenant shall not be obligated to make structural modifications to the Premises or the Project or remove hazardous substances which existed on the Premises prior to the date of this Lease.

16.      Parking.

         (a) During the initial Lease Term, Landlord shall provide, at no additional charge to Tenant, no more than 90 undesignated parking spaces, with not more than an additional 10 parking spaces, if, as and when available, as determined by Landlord, in areas specified by Landlord. Tenant must deliver to Landlord a list of the automobile license numbers of Tenant's employees who will be using such Parking.

         (b) Tenant is not assigned designated parking spaces, but is permitted to use whatever unreserved stalls are available, on a first-come, first-served basis in areas of the parking lots and/or garage designated from time to time by Landlord. If for any reason Landlord fails or is unable to provide parking spaces to Tenant or parking spaces are not available for use by Tenant Parties, this failure or inability is not a default by Landlord under this Lease.

OFFICE LEASE                                                             Page 7

         (c) All Tenant Parties must comply with all traffic, security, safety, and other rules and regulations promulgated from time to time with respect to the parking area.

17.      Mechanics' Liens.

         Tenant may not cause or permit any mechanic's or materialman's lien to be placed upon Landlord's interest in the Project or the Premises or any part thereof by any contractor, subcontractor, laborer, or materialman performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Premises, the Project, or any part thereof. If as a result of Tenant's use or occupancy of the Premises any lien is filed on Landlord's interest or Tenant's interest in the Premises, Tenant shall cause the same to be discharged within 20 days after filing. If Tenant does not discharge the lien within the 20-day period, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the rate of 18% per annum from the date of payment by Landlord, is payable by Tenant to Landlord on demand as additional Rent.

18.      Liability of Landlord.

         (a) Except for the gross negligence or intentional misconduct of the Landlord, its agents, employees or contractors, Landlord is not liable to Tenant, any Tenant Party, or any other person for any injury or damage to person or property due to: (i) the Project or related improvements or appurtenances being out of repair, or defects in or failure of pipes or wiring, or backing up of drains, or the bursting or leaking of pipes, faucets, and plumbing fixtures, or gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises; (ii) any loss or damage caused by the acts or omissions of other tenants in the Project or of any other persons; or (iii) any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, or order of governmental authority, or any other cause beyond the control of Landlord. All personal property at the Premises is at the sole risk of Tenant.

         (b) Notwithstanding the foregoing or anything else to the contrary contained in this Lease, the liability of Landlord to Tenant for any default or indemnity by Landlord under this Lease is limited to the interest of Landlord in the Project. Neither Landlord nor any partner, employee, agent, director, or officer of Landlord has any personal liability for any amounts payable or obligations performable by Landlord under this Lease.

19.      Tenant's Indemnification of Landlord.

         (a) Tenant shall indemnify, defend, and hold Landlord harmless from all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach by Tenant under this Lease and all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord (i) due to injury or damage to person or property to the extent that the damage or injury is caused, by strict liability, negligence, or misconduct of Tenant or any Tenant Party, or (ii) when the injury or damage is the result, of the violation by Tenant or any Tenant Party of any law, ordinance, or governmental order of any kind; or (iii) when the injury or damage occurring in the Premises in any other way arises out of the occupancy or use by Tenant or any Tenant Party of the Premises or the Project, including Landlord's negligence.

         (b) Tenant is not required to indemnify, defend, or hold Landlord harmless from any claim, demand, fine, suit, loss, liability, action or judgment arising from Landlord's gross negligence or willful misconduct.

         (c) Except in the event of any action by Tenant against Landlord and subject to pro rata reimbursement by Landlord to Tenant, to the extent Landlord is ultimately found liable by a court of competent jurisdiction, if Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord by virtue of the litigation. The amount of all costs and expenses, including attorney's fees and court costs, is a demand obligation bearing interest at the rate of 18% per annum from the date of payment by Landlord payable by Tenant to Landlord as additional Rent.

OFFICE LEASE                                                             Page 8

20.      Tenant's Insurance.

         (a) Tenant shall, at its expense, maintain at all times a policy or policies of insurance insuring Tenant against all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Premises or by the condition of the Premises (including Tenant's contractual liability to indemnify and defend Landlord) with a combined single limit of $2,000,000.00 for bodily injury and property damages, or with other limits as may be reasonably required by Landlord. Tenant's policies must be written by an insurance company or companies reasonably satisfactory to Landlord and licensed to do business in the State of Texas with an A.M. Best rating of A-IX, or better, with Landlord and Landlord's Agent, Harwood Pacific Corporation, named as additional insureds without restriction. If Tenant has an umbrella or excess policy, Tenant shall name Landlord and Landlord's Agent as additional insureds without restriction on all layers of umbrella or excess policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days prior to cancellation of the insurance.

         (b) Tenant shall deliver copies of its insurance policies or duly executed certificates of insurance to Landlord prior to occupying any part of the Premises. Tenant shall deliver satisfactory evidence of renewals of the insurance policies to Landlord at least 30 days prior to the expiration of the respective policies. If Tenant fails to comply with these insurance requirements, Landlord may obtain the insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the rate of 18 % per annum from the date of payment by Landlord.

21.      Landlord's Insurance.

         Landlord shall carry, or cause to be carried: (A) public liability insurance with limits of liability of not less than $1,000,000.00 for personal injury or death arising out of any one occurrence; and (B) insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Project, including the Premises and all appurtenances thereto, excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property, and any alterations or additions made by Tenant. Tenant has no interest in any insurance policies carried by Landlord.

22.      Rights Reserved by Landlord.

         Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent:

         (a) To change the Building's or the Project's name or street address.

         (b) To install, affix, and maintain any signs on the exterior and interior of the Project.

         (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment, and to control all internal lighting that is visible from the exterior of the Project.

         (d) To designate, restrict, and control all sources within the Project where Tenant may obtain ice, drinking water, towels, toilet supplies, catering, food and beverages, and like or other services on the Premises and, in general, the exclusive right to designate, limit, restrict, and control any business and any service in or to the Project and its tenants; provided, however, the same does not unreasonably interfere with Tenant's ability to conduct its business in the Premises. Furthermore, Tenant shall have the right to install vending and ice machines in the Premises for Tenant's use.

         (e) To enter upon the Premises at reasonable hours to inspect, clean, or make repairs or alterations to the Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems, to show the Premises to prospective lenders, purchasers, and, during the last 12 months of the Lease Term, to show the Premises to prospective tenants at reasonable hours and, if the Premises are vacant, to prepare them for re-occupancy, upon advance telephonic notice under the circumstances and provided the same does not unreasonably interfere with Tenant's ability to conduct its business in the Premises.

         (f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks may be changed or added without the prior consent of Landlord.

OFFICE LEASE                                                             Page 9

         (g) To decorate and make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, and for those purposes to enter upon the Premises and, during the continuance of the work, temporarily close doors, entry ways, public space, and corridors in the Project, to interrupt or temporarily suspend Project services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Project, all without abatement or setoff of Rent or affecting any of Tenant's obligations under this Lease, so long as the Premises are reasonably accessible; provided, however the same does not unreasonably interfere with Tenant's ability to conduct its business in the Premises; provided, further, in the event Landlord's actions prevent Tenant from conducting its business in the Premises for seventy-two (72) consecutive hours, thereafter all Rent and other charges under the Lease shall abate until Tenant is able to resume its operations in the Premises.

         (h) To have and retain a paramount title to the Premises and the Project free and clear of any act of Tenant purporting to burden or encumber the Premises or the Project.

         (i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Project, provided the exclusive right does not operate to exclude Tenant from the uses expressly permitted in this Lease.

         (j) To approve the weight, size, and location of safes and other heavy equipment and articles in and about the Premises and the Project and to require all those items and furniture and similar items to be moved into and out of the Project and the Premises only at times and in a manner specified by Landlord. Movements of Tenant's property into or out of the Project and within the Project are entirely at the risk and responsibility of Tenant. To require permits before allowing Tenant's property to be moved into or out of the Project.

         (k) To have access for Landlord and other tenants in the Project to any mail chutes or other depositories located on the Premises according to the rules of the United States Postal Service.

         (1) To take reasonable measures as Landlord deems advisable for the security of the Project and its occupants including, without limitation, the search of all persons entering or leaving the Project, the evacuation of the Project for cause, suspected cause, or for drill purposes, the temporary denial of access to the Project, and the closing of the Project after Building Standard Hours, subject to Tenant's right to admittance when the Project is closed after Building Standard Hours under reasonable regulations Landlord may prescribe from time to time.

         (m) To transfer, assign, or convey, in whole or in part, the Project and Landlord's rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, Landlord is released from any further obligations under this Lease and Tenant shall to look solely to the successor in interest of Landlord for performance of the obligations of "Landlord" under this Lease.

23.      (Intentionally Deleted).

24.      Fire or Other Casualty.

         (a) If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Project or any Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Project or any Building is, in Landlord's sole opinion, required (whether or not the Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Project requires that the insurance proceeds payable as a result of the fire or other casualty be used to retire the mortgage debt, Landlord may, at its sole option, terminate this Lease by giving Tenant notice of termination within 60 days after the date of the damage. If Landlord terminates this Lease under this Paragraph, the Rent abates as of the date of the damage.

         (b) If Landlord does not elect to terminate this Lease, Landlord shall within 75 days after the date of the damage commence to repair and restore the Project to the extent of insurance proceeds actually received (except that Landlord is not responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the casualty. Landlord is not required to rebuild, repair, or replace any part of Tenant's furniture or furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease. Except for Landlord's gross negligence or intentional misconduct, Landlord is not liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from casualty damage or the repairs; provided, during the time and to the extent the Premises are unfit for occupancy, Landlord shall, either furnish Tenant with comparable office space at prevailing market rates or a fair diminution of Rent,

OFFICE LEASE                                                            Page 10
         the choice of which is at Landlord's sole discretion. Notwithstanding anything to the contrary contained herein, in the event Landlord elects to repair and restore the Project and is unable to complete such repairs so that the Premises are tenantable within one hundred eighty (180) days following the issuance of the construction permit, Tenant shall have a one (1) time right to terminate the Lease by providing Landlord with notice of termination within twenty (20) days following such one hundred eighty (180) day period. Landlord shall proceed diligently and in good faith to obtain all required building permits and to repair such damage to the Premises following Landlord's election to rebuild.

         (c) If the damages are caused by the negligence or willful misconduct of any Tenant Party, Rent does not abate and Tenant shall pay to Landlord on demand as additional Rent any damages in excess of the amount paid by insurance proceeds received by Landlord. Any insurance carried by Landlord or Tenant against loss or damage to the Project or to the Premises is for the sole benefit of the party carrying the insurance and under its sole control.

25.      Condemnation.

         (a) If all or substantially all of the Project or any Building is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain or is sold under threat of condemnation to the condemning authority in lieu of condemnation, then this Lease terminates as of the date when title or physical possession of the portion of the Building or Project, whichever first occurs, is taken by the condemning authority. If less than all or substantially all of the Project or any Building is taken or sold, Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant within 60 days after the right of election accrues, in which event this Lease terminates as of the date when title or physical possession of the portion of the Building and Project, whichever first occurs, is taken by the condemning authority.

         (b) If this Lease is not terminated upon any taking or sale of less than all or substantially all of the Project:

                 (1) the Rent reduces by an amount representing that part of the Rent properly allocable to the portion of the Premises taken or sold; and

                 (2) Landlord shall, at Landlord's sole expense, restore the Project to substantially its former condition to the extent reasonably deemed feasible by Landlord; provided Landlord's restoration obligation does not exceed the scope of the work done by Landlord in originally constructing the Project and installing tenant finish improvements in the Premises; and provided further Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Project so taken.

         (c) Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Project, including any award for the value of the unexpired Lease Term. Tenant is not entitled to and expressly waives all claim to any compensation; provided, Tenant is entitled to receive any award for damages to Tenant's leasehold improvements, relocation expense or otherwise, provided the same does not diminish Landlord's award.

26.      Taxes on Tenant's Property.

         Tenant shall pay, and indemnify, defend, and hold Landlord harmless against, all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Premises or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand as additional Rent that part of the taxes for which Tenant is liable under this Paragraph.

27.      Waiver of Subrogation.

         Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that the loss or damage is recovered under the insurance policies. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage

OFFICE LEASE                                                            Page 11
         insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

28.      Surrender Upon Termination or Expiration; Holdover.

         (a) Upon the Expiration Date or any earlier termination of this Lease, Tenant shall: (1) surrender to Landlord possession of the Premises in good repair and condition, reasonable wear and tear and damages or destruction by any condemnation or casualty (unless caused by Tenant) excepted, and (2) deliver to Landlord all keys to the Premises and all parking access cards. If Tenant does not immediately surrender possession, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by force if necessary, without having any civil or criminal liability therefor.

         (b) If Tenant or any of its successors in interest continues to hold any part of the Premises after the termination of this Lease, the holding over is a tenancy from month-to-month at a monthly rental equal to 150 % of the monthly Base Rent payable at the time of termination, plus the payment of all other Rent payable under this Lease. While Tenant or its successor continues to hold the Premises after the termination of this Lease, the month-to-month tenancy is subject to all terms of this Lease; provided, all expansion rights, rights of first refusal, first notice, and first offer, and all extension rights automatically terminate.

         (c) No payments of money by Tenant to Landlord after the termination of this Lease reinstate, continue, or extend the Lease Term and no extension of this Lease after the termination or expiration thereof is valid unless it is reduced to writing and signed by Landlord and Tenant. Nothing in this Paragraph may be construed to give Tenant the right to hold over beyond the Expiration Date or any earlier termination of this Lease or preclude Landlord from having the right to dispossess or otherwise terminate Tenant's right of possession.
         Any month-to-month tenancy is terminable at any time upon 30 days notice from Landlord.

29.      Tenant's Property.

         (a) All furniture, movable trade fixtures, and equipment installed by Tenant remains the property of Tenant and must be removed by Tenant at the termination of this Lease. Any removal of Tenant's property must be accomplished in a good and workmanlike manner so as not to damage the Premises or the Project. Tenant, or Landlord at Tenant's expense, shall repair any damage to the Premises or the Project caused by any removal. All furniture, movable trade fixtures, and equipment installed by Tenant not removed within 15 days after termination of the Lease are conclusively presumed to be abandoned by Tenant.

         (b) Upon request of Landlord, Tenant shall also remove, at Tenant's sole cost, any improvements installed by Tenant without the consent of Landlord.

30.      Events of Default.

         The following are events of default ("EVENTS OF DEFAULT") by Tenant under this Lease:

         (a) Tenant fails to pay any Rent when due and the failure continues [after notice from Landlord] for a period of ten (10) days, provided Landlord has no obligation to give notice of the failure to pay Rent more than two (2) times in any twelve (12) month period.

         (b) Tenant fails to comply with any of the terms of this Lease, other than the payment of Rent, and does not cure or commence to cure and diligently pursue the same to completion within thirty (30) days after Landlord delivers notice of the failure to Tenant.

         (c) Tenant or Guarantor becomes insolvent, makes a transfer in fraud of creditors, commits any act of bankruptcy, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due.

         (d) Tenant or Guarantor files a petition under any section or chapter of the Bankruptcy Code of the United States, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant or Guarantor is adjudged

OFFICE LEASE                                                            Page 12
         bankrupt or insolvent in proceedings filed against Tenant or Guarantor, or a petition or answer proposing the adjudication of Tenant or Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law is filed in any court and the petition or answer is not discharged or denied within 120 days after filing.

         (e) A receiver or trustee is appointed for all or substantially all of the assets of Tenant or Guarantor or of the Premises or of any of Tenant's property located therein in any proceeding brought by Tenant or Guarantor, or any receiver or trustee is appointed in any proceeding brought against Tenant or Guarantor and is not discharged within 60 days after appointment or Tenant or Guarantor shall consent to or acquiesce in the appointment.

         (f) Tenant, if a natural person, dies or becomes incapacitated or, if Tenant is not a natural person, Tenant is dissolved or ceases to exist.

         (g) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

         (h) Tenant fails to possess the Premises within thirty (30) days of the Ready for Occupancy Date (provided no Rent abatement shall occur), or thereafter abandons or vacates any portion of the Premises, or ceases to use the Premises for the Permitted Use or takes any action, as determined by Landlord, which evidences an intent to abandon or vacate the Premises.

31.      Landlord's Remedies.

         If an Event of Default occurs, Landlord may then or any time thereafter while the Event of Default continues pursue any one or more of the following remedies:

         (a) Terminate this Lease by giving notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy, take possession of the Premises and expel or remove Tenant and any other person occupying the Premises, or any part thereof, without being liable for prosecution or any claim of damages. Tenant shall pay to Landlord on demand as additional Rent the amount of all loss and damage Landlord suffers by reason of the termination, whether through inability to re-let the Premises on satisfactory terms or otherwise. Without limiting the generality of the foregoing, Tenant shall pay to Landlord on demand the sum of (x) all Rent accrued hereunder through the date of termination, (y) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at a per annum rate equal to the discount rate of the Federal Reserve Bank of Dallas plus one percent (1%), and (z) the amount of all other loss and damage Landlord suffers by reason of the termination, reduced by the then present fair rental value of the Premises for such period, similarly discounted. Landlord has no duty to re-let the Premises. Landlord's damages specifically include, but are not limited to: (1) all reasonable expenses necessary to re-let the Premises including the cost of renovating, repairing, and altering the Premises for a new tenant or tenants (not to exceed building standard), advertisements, and brokerage fees; and (2) any increase in insurance premiums caused by the vacancy of the Premises. Nothing in this Lease limits Landlord's right to prove and obtain in bankruptcy or insolvency proceedings damages by reason of the termination of this Lease in an amount equal to the maximum allowed by any statute or rule of law in effect at the time when the damages are to be proved, whether or not the amount is greater, equal to, or less than the amount of the loss or damages referred to above.

         (b) Take possession of the Premises and remove Tenant or any other person occupying the Premises, or any part thereof, without having any civil or criminal liability and without terminating this Lease. Landlord may (but is under no obligation to) re-let the Premises or any part thereof for the account of Tenant and on conditions and for uses as Landlord in its sole discretion may determine. Landlord may collect and receive any rents payable by reason of any re-letting. Tenant will be liable for all Rent accrued hereunder through the date Landlord takes possession and all Rent and other sums required to be paid by Tenant during the remainder of the Lease Term, reduced by any net sums thereafter received by Landlord through reletting the Premises during such period. Actions to collect the amount due by Tenant under the preceding sentence may be brought from time to time by Landlord, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Lease Term; Landlord may also elect to accelerate the amount due by Tenant under the preceding sentence, with the amount due by Tenant discounted to present value using the method provided in subparagraph (a), reduced by the then present fair rental value of the Premises for such period, similarly discounted. Tenant shall pay Landlord on demand as additional Rent all reasonable expenses necessary to re-let the Premises, which includes the cost of renovating, repairing, and altering the Premises for a new tenant or tenants, advertisements, and brokerage fees, as well as any deficiency that may arise by reason of the re-letting. Landlord is not liable for any failure to re-let the Premises or any part thereof or for any failure to collect any Rent due upon any re-letting. No taking of possession of the Premises by Landlord is an election on Landlord's part to terminate this Lease unless a notice of termination is given to Tenant under subparagraph
         (a).

OFFICE LEASE                                                            Page 13

         (c) Enter upon the Premises without having any civil or criminal liability and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall reimburse Landlord on demand as additional Rent for any expenses Landlord incurs in performing Tenant's obligations under this Lease, together with interest at the rate of 18% per annum from the date incurred until repaid by Tenant. Landlord is not liable for any damages resulting to Tenant from Landlord's actions or omissions in performing Tenant's obligations, whether caused by the negligence of Landlord or otherwise, but excepting the gross negligence or intentional misconduct of Landlord.

         (d) Landlord may, without further notice of any kind to Tenant, interrupt or cause the interruption of any utility service serving the Premises, remove, alter, or change any door, window, attic hatchway cover to the Premises, or any lock, latch, hinge, hinge pin, doorknob, or other mechanism connected to any door, window, or attic hatchway cover to the Premises, and intentionally prevent Tenant from entering the Premises, as permitted by applicable law. Landlord is under no obligation to restore any door, window, or attic hatchway cover or any lock, latch, hinge, hinge pin, doorknob, or other mechanism attached thereto or to deliver or make available to Tenant any key to any door, window, or attic hatchway cover until Tenant fully cures all Events of Default then existing under this Lease.

         No repossession of or re-entering all or any part of the Premises under subparagraphs (b), (c), or (d) above or otherwise and no re-letting of the Premises or any part thereof under subparagraph (b) relieves Tenant or Guarantor of any liabilities or obligations under this Lease, all of which survive repossession or re-entering by Landlord. If Landlord repossesses or re-enters all or any part of the Premises after an Event of Default, Tenant shall pay to Landlord the Rent required to be paid by Tenant. No right or remedy of Landlord under this Lease is intended to be exclusive of any other right or remedy. Each right and remedy of Landlord is cumulative and all other rights or remedies under this Lease or now or hereafter existing at law, in equity or by statute. In addition to other remedies provided in this Lease, Landlord is entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the terms of this Lease, or to a decree compelling specific performance of the terms of this Lease.

32.      No Implied Waiver.

         The failure of Landlord or Tenant to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power, or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the Rules and Regulations attached to this Lease does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. Acceptance by Landlord of any Rent after the breach of any of the terms of this Lease or violation of any Rule or Regulation is not a waiver of the breach or violation, and no waiver by Landlord of any of the terms of this Lease is effective unless expressed in writing and signed by Landlord.

33.      Waiver by Tenant.

         Tenant waives and surrenders for itself and all persons or entities claiming by, through, and under it, including creditors of all kinds:
         (A) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, (B) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for unpaid Rent, (C) any provision of law relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of Rent, and (D) any rights, privileges, and liens set out under Section 91.004 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder.

34.      Landlord's Lien.

         To secure payment of all Rent and any damages or losses Landlord suffers by reason of the breach by Tenant of this Lease, Tenant grants to Landlord a security interest in, and an express contractual lien on, all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant presently or hereafter situated in the Premises and the Project (except parts of the property exchanged, replaced, or sold from time to time in the ordinary course of Tenant's operations) and all proceeds therefrom. The property may not be removed from the Premises or the Project without the consent of Landlord until all arrearages in Rent are paid and any other defaults cured by Tenant. This security interest is governed by Article 9 of the Texas Business & Commerce Code (the "CODE"). Upon request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the property and proceeds under the provisions of the Code. The security interest granted in this Paragraph is in addition to Landlord's

OFFICE LEASE                                                            Page 14
         statutory and constitutional liens. Landlord agrees to subordinate the lien created hereunder to a valid, bona-fide third party equipment lease, purchase money security interest or a loan from a commercial bank secured by such property.

35.      Attorneys' Fees and Legal Expenses.

         If either party files litigation concerning the interpretation or enforcement of this Lease, the prevailing party is entitled to recover from the losing party the prevailing party's reasonable attorneys' fees, court costs, and expenses, whether at the trial or appellate level.

36.      Subordination.

         (a) This Lease and all rights of Tenant under this Lease are subject and subordinate to any mortgage or deed of trust secured by a first lien against the Project, all increases, renewals, modifications, consolidations, replacements, and extensions of any first lien mortgage or deed of trust and all leases, restrictions, easements, and encumbrances recorded in the Real Property Records of Dallas County, Texas, to the extent they validly affect the Project. Tenant shall, upon demand at any time or times, execute, acknowledge, and deliver to Landlord, or to Landlord's first mortgagee, any instruments that may be necessary or proper to more effectively effect or evidence this subordination to any first mortgage or first deed of trust.

         (b) If any first mortgage or first deed of trust against the Project is foreclosed, Tenant shall, upon request by the purchaser at the foreclosure sale attorn to the purchaser and recognize the purchaser as "Landlord" under this Lease and execute, acknowledge, and deliver to the purchaser an instrument in appropriate form acknowledging the attornment.

         (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless the holder(s) of the indebtedness or other obligations secured by the mortgages or deeds of trust declare otherwise.

37.      Quiet Enjoyment.

         If Tenant pays the Rent when due and performs all other obligations of Tenant under this Lease, then Tenant may peaceably and quietly enjoy the Premises during the Lease Term without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, but not otherwise, subject to the terms of this Lease and of the deeds of trust, mortgages, ground leases, ordinances, leases, utility easements, and agreements to which this Lease is subordinate.

38.      Notice to Landlord.

         If any act or omission by Landlord occurs that would give Tenant the right to damages from Landlord or the right to terminate this Lease due to constructive or actual eviction from all or part of the Premises or otherwise, Tenant may not sue for damages or exercise any right to terminate until (A) it gives notice of the act or omission to Landlord and Landlord's first mortgagee, if any, and (B) a reasonable period of time for remedying the act or omission elapses following the giving of the notice, during which time Landlord, its agents, employees, and first mortgagee are entitled to enter the Premises and cure the act or omission. During the period after the giving of the notice and during the curing of the act or omission, the Rent payable by Tenant abates only to the extent that any part of the Premises is untenantable.

39.      Rules and Regulations.

         All Tenant Parties must comply with the Rules and Regulations (as changed from time to time as hereinafter provided) attached as EXHIBIT D which shall be consistently applied to all tenants. Landlord may at any time change the Rules and Regulations or promulgate other Rules and Regulations as Landlord deems advisable for the safety, care, cleanliness, or orderliness of the Project. No changes are effective until a copy of the changes is delivered to Tenant. Tenant is responsible for the compliance with the Rules and Regulations by all Tenant Parties. Landlord shall use reasonable efforts to enforce compliance by all other tenants with the Rules and Regulations from time to time in effect, but Landlord is not responsible to Tenant for failure of any person to comply with the Rules and Regulations.

OFFICE LEASE                                                            Page 15

40.       Estoppel Certificate.

          Tenant shall, from time to time upon not less than 15 days' prior notice by Landlord, execute, acknowledge, and deliver to Landlord an Estoppel Certificate in substantially the form attached as EXHIBIT F.

41.       Notices.

         All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective on the business day sent if delivered by telecopier or facsimile; or 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or upon receipt if delivered personally or by any method other than by telecopier (with written confirmation) or mail, in each instance addressed to Landlord or Tenant, as the case may be, at the address specified in Paragraph I of this Lease, or to any other address either party may designate by 10 days' prior notice to the other party.

42.      Hazardous Materials.

         (a) Tenant may not cause or permit the escape, disposal, or release in the Premises or the Project of any biologically active, chemically active, or hazardous substances or materials (collectively, "HAZARDOUS SUBSTANCES") or bring, or permit any other Tenant Party to bring, any hazardous substances into the Premises or the Project. The term HAZARDOUS SUBSTANCES includes, but is not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts.

         (b) If any lender or governmental agency requires testing to ascertain whether or not a release of hazardous substances has occurred in or on the Premises or the Project based on probable cause that a release occurred and was caused by any Tenant Party, then Tenant shall reimburse the reasonable costs of the testing to Landlord on demand as additional Rent if it is determined that any Tenant Party caused such release of the hazardous substance. Tenant shall execute affidavits, representations, and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances in the Premises and the Project. Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous substances in or on the Premises or the Project caused by any Tenant Party. These covenants survive the expiration or earlier termination of this Lease.

         (c) To Landlord's actual current knowledge, without independent investigation or inquiry, as of the date of this Lease, Landlord has complied with all environmental laws with respect to the Premises and the Project.

43.      Business Purpose.

         Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

44.      Severability.

         Each of the terms of this Lease is, and must be construed to be, separate and independent. If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

45.      No Merger.

         The fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Premises or any interest in the fee estate does not cause a merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises.

OFFICE LEASE                                                            Page 16

46.      Force Majeure.

         When this Lease prescribes a period of time for action to be taken by either Landlord or Tenant, such party shall not be lia- ble or responsible for, and there shall be excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of such party.

47.      Brokerage.

         Landlord and Tenant each warrant that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than Tenant's Broker and Landlord's Agent (collectively, "BROKERS"). Landlord and Tenant shall each indemnify, defend, and hold the other harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under such party with respect to this Lease or any renewal or extension or with respect to any expansion of the Premises. Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Brokers.

48.      Gender.

         Words of any gender used in this Lease include any other gender and words in the singular number include the plural, unless the context otherwise requires.

49.      Joint and Several Liability.

         If there is more than one Tenant, the obligations imposed upon Tenant under this Lease are joint and several.

50.      No Representations.

         Landlord or Landlord's agents made no representations or promises with respect to the Premises or the Project except as expressly set forth in this Lease. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

51.      Entire Agreement; Amendments.

         This Lease is the entire agreement between the parties. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated in this Lease. No act or omission of any employee or agent of Landlord or of Landlord's Broker may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed by Landlord and Tenant.

52.      Paragraph Headings.

         The paragraph headings in this Lease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Lease.

53.      Binding Effect.

         All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant.

54.      Exhibits.

         The following exhibits are attached to and made a part of this Lease:
         EXHIBIT A Land, B Premises, C Tenant Finish Construction, D Project Rules and Regulations, E Contractor Insurance Requirements, F Right of First Notice and Certificate of Ready for Occupancy Date.

OFFICE LEASE                                                            Page 17

55.      Counterparts.

         This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

56.      Tenant's Service Providers.

         Tenant shall cause all moving companies and other entities providing services to Tenant in the Premises to deliver evidence satisfactory to Landlord that the insurance specified in EXHIBIT E is in force prior to entering the Project.

57.      Rate of Interest.

         It is agreed that all interest chargeable under this Lease shall under no circumstances exceed the maximum amount of interest permitted by applicable law. If the rate of interest specified in this Lease shall ever be greater than the maximum amount of interest permitted by applicable law, then the rate of interest chargeable under this Lease shall be the maximum amount of interest permitted by applicable law.

58.      Right of First Notice.

         (a) If during the initial Lease Term the space described on EXHIBIT F attached to this Lease (the FIRST NOTICE SPACE) is available for lease and Landlord receives an expression of interest in the First Notice Space from a prospective tenant, Landlord shall deliver a notice to Tenant offering to lease the First Notice Space to Tenant. Landlord's notice must specify the First Notice Rate (defined below). The term AVAILABLE FOR LEASE means that the First Notice Space is not then subject to any existing rights of third parties, including, without limitation, rights of first notice, expansion rights, extension rights, options to lease, or other rights.

         (b) Tenant may elect to lease the First Notice Space by delivering a notice (the RESPONSE NOTICE) to Landlord within 5 days after the date of Landlord's notice specifying that Tenant elects either (1) to lease all, but not less than all, of the First Notice Space or (2) to decline to lease the First Notice Space.

         (c) If (1) Landlord does not receive the Response Notice within the 5-day period or (2) in the Response Notice Tenant does not elect to lease all of the First Notice Space, Tenant is deemed to waive its right to lease the First Notice Space and Tenant has no further rights to the First Notice until the same becomes available for lease.

         (d) If Tenant timely delivers a Response Notice electing to lease all of the First Notice Space, Tenant's lease of the First Notice Space commences 30 days after Landlord's receipt of the Response Notice (unless Landlord and Tenant agree on a different commencement date) and is on the same terms as this Lease except that the Rent and other applicable terms for the First Notice Space adjust based on the First Notice Rate. Landlord shall prepare, and Landlord and Tenant will execute and deliver, within 10 days after Landlord's receipt of the Response Notice, an amendment to the Lease adding the First Notice Space to the Premises upon the terms specified in this Paragraph.

         (e) Landlord is not obligated to offer the First Notice Space to Tenant, and Tenant may not exercise its option to lease the First Notice Space, if at the time Landlord would otherwise be obligated to give the Notice to Tenant, Tenant is in default under this Lease or has previously been a default under this Lease two (2) or more times.

         (f) The term FIRST NOTICE RATE means the Base Rent, parking, refurbishment allowance, brokerage commissions and other inducements that Landlord quotes for the First Notice Space for a term equal to the remainder of the Lease Term, as determined by Landlord in its sole discretion. Notwithstanding the forgoing, if the First Notice Space becomes available for lease and Tenant executes a lease amendment for the same within twelve (12) months following the date of this Lease, the First Notice Rate shall be equal to the Annual Base Rental, as set forth the schedule in Paragraph 1 hereof.

         (g) Tenant may not assign this option to lease the First Notice Space to any assignee of the Lease, nor may any sublessee or assignee exercise this option.

OFFICE LEASE                                                            Page 18

59.      Signage.

         Notwithstanding anything to the contrary contained herein, Tenant shall have a limited right to exterior monument signage in an area to be designated by Landlord ("Signage"), subject to Landlord's approval, in its sole discretion, as to design, location, and installation of such Signage. Tenant shall have a one time right to placement of the Signage, at Tenant's sole cost and expense and in compliance with all applicable laws and ordinances, at the commencement of the Term provided Tenant has given Landlord 30 days advance written notice requesting the Signage. Following Tenant's notice to Landlord, Tenant shall submit plans and specifications to Landlord detailing the design and installation of the Signage for Landlord's approval. Following Landlord's approval, Tenant shall obtain all necessary approvals and permits in compliance with all applicable laws. Tenant shall install the Signage using a contractor acceptable to Landlord. Tenant shall maintain the Signage subject to Landlord's reasonable requirements at Tenant's sole cost and expense and shall be responsible for the cost of removing the same upon the expiration or earlier termination of the Lease.

60.      Execution and Approval of Lease.

         Employees and agents of Landlord and of Landlord's Broker have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation is not an offer to lease, agreement to reserve, or option to lease the Premises. This Lease is effective and binding on Landlord only upon the execution and delivery of this Lease by Landlord and Tenant. If Landlord's first mortgagee requires any modifications of the terms of this Lease as a condition to approving this Lease, other than a modification of the Base Rent, Tenant shall execute and deliver any required modifications within 10 days after receipt of Landlord's demand.

61.      Cabling Allowance.

         Tenant shall receive up to $1.00 per rentable square foot for computer and telephone cabling. Any amount not used for cabling will not be paid to Tenant.

62.      Rental Abatement.

         Landlord grants Tenant four (4) months of rental abatement to offset their relocation costs.

63.      Security System Installation.

         Tenant shall have the right to install their own security system at their own expense but Tenant shall be allowed to tie it into the existing building security system.

                 This Lease is executed in multiple originals as of the date first above set forth.

                                      LANDLORD:
                                      TGALMA Limited,
                                      a Texas Limited Partnership

                                      By: Harwood Pacific Corporation,
                                          its Authorized Agent

                                          By:  /s/ DOUG WALKER
                                               ---------------------------
                                          Name:   Doug Walker
                                          Title:  General Manager, Harwood
                                                  Pacific Corporation

                                      TENANT:

                                      Credentials Services International, Inc., a California Corporation

                                      By:   /s/ NICK REES
                                           -------------------------------------
                                      Name:   Nick Rees
                                      Title:  President



OFFICE LEASE                                                            Page 19

                                   EXHIBIT A

                         to Office Lease by and between

            TGALMA Limited, a Texas Limited Partnership, as Landlord

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

                                    THE LAND
                 (LAND DESCRIPTION IS ATTACHED AS PAGE 2 OF 2)




OFFICE LEASE
EXHIBIT A                          Page 1 of 1                  /S/DW/JNR

                                   EXHIBIT A

                               LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF COLLIN. STATE OF TEXAS, AND IS DESCRIBED AS FOLLOWS:

TRACT 1:

BEING ALL OF LOT 1 in BLOCK I of HARRINGTON CENTER, an Addition to the City of Plano, Texas, according to the Map thereof recorded in Volume C, Page 315, of the Map Records of Collin County, Texas, situated in the Joseph Klepper Survey, Abstract No. 213, in the City of Plano, Collin County, Texas, said tract being a part of a 20.038 acre tract of land described in a deed from Bernice S. Underwood, et al., to Andrew G. Fenney, et al., recorded in Volume 873, Page 500, of the Deed Records, Collin County, Texas; said tract being more particularly described as follows:

COMMENCING at a point on the new East line of Alma Drive (100' R.O.W.), said point being 50.00 feet East of the centerline and being 331.95 feet west of the Northwest corner of Stone Pony Apartments Volume 8, Page 5, Plat Records, Collin County);

THENCE, North 00 degrees 11 minutes 44 seconds West, along the East line of Alma Drive, a distance of 36.67 feet to the POINT OF BEGINNING;

THENCE, North 00 degrees 11 minutes 44 seconds West, along the East line of Alma Drive, a distance of 280.00 feet to a point for corner;

THENCE, North 90 degrees 00 minutes 00 seconds East, a distance of 399.38 feet to a point for corner;

THENCE, South 00 degrees 00 minutes 00 seconds East, a distance of 292.00 feet to a point for corner;

THENCE, South 90 degrees 00 minutes 00 seconds West, a distance of 345.78 feet to a point for corner;

THENCE, North 77 degrees 09 minutes 38 seconds West, a distance of 54.00 feet to a POINT OF BEGINNING AND CONTAINING 116,158 square feet or 2.666 acres of land, more or less.




                                                   /s/ DW/JNR

                                   EXHIBIT B

                         to Office Lease by and between

            TGALMA Limited, a Texas Limited Partnership, as Landlord

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

      (FLOOR PLAN OF THE PREMISES IS ATTACHED AS EXHIBIT B AS PAGE 2 OF 2)



OFFICE LEASE                                                         /s/ DW/JNR

EXHIBIT B                          Page 1 of 1

                                    EXHIBIT B
                                  THE PREMISES


                                  [floor plan]


                                                                       /s/DW/JNR

                                   EXHIBIT C

                         to Office Lease by and between

           TGALMA Limited, a Texas Limited Partnership, as Landlord,

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

                           TENANT FINISH CONSTRUCTION

A. LANDLORD WORK: Landlord shall construct or cause to be constructed the following work ("Landlord Work") according to the pricing plan attached hereto and incorporated herein as Schedule C-1 (the "Construction Documents"). All Landlord Work performed under the Pricing Plan and/or Construction Documents shall be at building standard. Tenant shall be obligated for any Additional Work, as provided below.

B. PLANS AND SPECIFICATIONS: Tenant shall submit to Landlord, within 5 days after the date of this Lease, space plan(s) and other information (collectively the Space Plan) necessary or required by Landlord to complete the initial plans and specifications (the Initial Construction Documents) for the construction of the Landlord Work in the Premises [pursuant to the Pricing Plan and/or Construction Documents]. Landlord shall prepare and submit the Initial Construction Documents to Tenant for Tenant's approval as soon as practical after receiving the Space Plan.

                 Within 5 days after receipt of the Initial Construction Documents, Tenant shall deliver to Landlord a notice either approving or disapproving them. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant requests any changes in the Initial Construction Documents that vary from the Pricing and/or Plan, any redrawing is at Tenant's expense. If Landlord does not receive a notice from Tenant disapproving the Initial Construction Documents within the 5-day period, Tenant is deemed to approve the Initial Construction Documents. Any redrawing of or changes in the Initial Construction Documents requested by Tenant after Tenant's initial approval is at Tenant's expense.

                 If the Initial Construction Documents have not been approved by Landlord and Tenant within 30 days after the date of this Lease, Landlord may terminate this Lease by giving notice to Tenant.

                 The approved Initial Construction Documents are referred to as the Construction Documents and all work to be performed by Landlord pursuant to the Construction Documents is referred to as the Tenant Finish Work.

C. ADDITIONAL WORK: If Landlord performs, at Tenant's request and upon submission by Tenant and approval by Landlord of necessary plans and specifications (as approved, the Additional Work Plans), any work over and above the Landlord Work and/or the Tenant Finish Work (Additional
         Work), including any Additional Work approved by change order or work order, the Additional Work is at Tenant's expense, regardless of any remaining balance of the Work Allowance. Landlord is not obligated to perform any Additional Work until Tenant pays Landlord the Actual Cost of the Additional Work, as estimated by Landlord. If the Actual Cost of the Additional Work exceeds the estimated amount paid by Tenant, Tenant shall pay the excess to Landlord.

                 The Additional Work is not part of the Tenant Finish Work. If Landlord agrees to perform any Additional Work, Landlord shall request that its contractor estimate the additional amount of time that will be added to the completion of the Tenant Finish Work because of the Additional Work (the Additional Work Period). This estimate is conclusive and binding on Landlord and Tenant for the purpose of establishing the Ready for Occupancy Date.

D. DELAYS: If Landlord is delayed in substantially completing the Tenant Finish Work or any Additional Work as a result of:

         (1) Tenant's failure to promptly and timely furnish any information required by Landlord;

                                  Page l of 2
OFFICE LEASE                                                    /s/DW/JNR
EXHIBIT C

        (2) Tenant's delay in approving the Construction Documents or in submitting any Additional Work Plans or in modifying the Additional Work Plans as required by Landlord;

         (3) Tenant's request for materials, finishes, or installations other than Landlord's Building standard items or long lead items;

         (4) Tenant's changes in the Construction Documents or any Additional Work Plans; or

         (5)  interference with Landlord's work by any Tenant Party;

         then the Ready for Occupancy Date is accelerated by the number of days of Tenant delays.

E. EARLY ENTRY: Upon request by Tenant, Landlord shall permit Tenant and its contractors to enter the Premises prior to the Ready for Occupancy Date, in order that Tenant may perform through its own contractor(s) (who must be approved by Landlord) other work and decorations Tenant wants in the Premises while Landlord's contractors are working. This license to enter prior to the Ready for Occupancy Date is subject to the following conditions:

         (1) Tenant's contractor(s) must work in harmony and not interfere with Landlord's contractors and subcontractors; and

         (2) Tenant must deliver evidence to Landlord of compliance with the requirements of EXHIBIT E prior to commencement of the work by Tenant's contractor(s).

                 Landlord may revoke this license upon 48 hours' notice to Tenant if the entry causes disharmony or interference with the Tenant Finish Work.

                 Landlord is not liable in any way for any injury, loss, or damage that occurs to any of Tenant's decorations or installations made prior to the Ready for Occupancy Date, the entry being solely at Tenant's risk. Tenant shall indemnify, defend, and hold Landlord harmless from any claims, demands, actions, losses, and damages arising from activities of Tenant's contractors, workers, and mechanics.

F. PAYMENTS BY TENANT: Any and all amounts payable by Tenant under this EXHIBIT C are payable to Landlord as additional Rent within 10 days after Tenant's receipt of Landlord's demand.


OFFICE LEASE
EXHIBIT C                          Page 2 of 2                        /s/DW/JNR

                                   EXHIBIT D

                         to Office Lease by and between

           TGALMA Limited, a Texas Limited Partnership, as Landlord,

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

                             RULES AND REGULATIONS

1. Tenant's use and occupancy of the Premises shall be subject to the following:

         (a) Tenant may not deface or injure the Premises or the Project or any part thereof or overload the floors of the Premises. Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Premises or the Project. Tenant shall pay Landlord on demand as additional Rent for any damage to the Premises or to any other part of the Project caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or any Tenant Party or any other person (except Landlord or any of its agents, employees, or contractors) not prohibited by Tenant from entering upon the Premises.

         (b) Tenant may not use or allow the Premises to be used for any purpose prohibited by any Applicable Law, or by any restrictive covenants applicable to the Project. Tenant shall conduct its business and occupy the Premises and control all Tenant Parties so as not to create any nuisance or interfere with, annoy, or disturb any other tenants in the Project or Landlord in its management of the Project and so as not to injure the reputation of the Project.

         (c) Tenant may not erect, place, or allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Project (except for lettering on the door or doors to the Premises as allowed by the Rules and Regulations attached as EXHIBIT D) without the prior consent of Landlord.

         (d) Tenant may not use or allow or permit the Premises to be used in any way or for any purpose that:

                 (1) Landlord deems hazardous on account of the possibility of fire or other casualty;

                 (2) increases the rate of fire or other insurance for the Project or its contents or in respect of the operation of the Project; or

                 (3) renders the Project uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or renders void or voidable any insurance on the Project.

                 If insurance premiums are increased because of Tenant's use of the Premises, then, in addition to any other remedies Landlord may have, Tenant shall pay the amount of the increase to Landlord as additional Rent within 5 days after demand.

2. No birds, animals, reptiles, or any other creatures may be brought into or about the Project.

3. Nothing may be swept or thrown into the corridors, halls, elevator shafts, or stairways.

4. Tenant may not make or permit any improper noises in the Building, create a nuisance, or do or permit anything which, in Landlord's sole judgment, interferes in any way with other tenants or persons having business with them.

5. No equipment of any kind may be operated on the Premises that could in any way annoy any other tenant in the Building.

6. Tenant shall cooperate with Building employees in keeping the Premises neat and clean.

OFFICE LEASE
EXHIBIT D                          Page 1 of 5                        /s/ DW/JNR

7.       Corridor doors, when not in use, must be kept closed.

8.       No bicycles or similar vehicles are allowed in the Building.

         Alterations, improvements, and additions in and to the Premises requested by Tenant must be made in accordance with plans and specifications approved in advance by Landlord. All work must be performed at Tenant's expense either by Landlord or by contractors and subcontractors approved in advance by Landlord. If the work is not performed by Landlord, then all work performed by Tenant's contractors and subcontractors is subject to the following conditions:

         (a) Each contractor and subcontractor must deliver evidence satisfactory to Landlord that the insurance specified on EXHIBIT E is in force prior to commencing work.

         (b) Tenant shall ensure that all workers are cooperative with Project personnel and comply with all Project Rules and Regulations.

         (c) Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements or alterations prior to starting any work.

         (d) All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction, in its sole discretion.

         (e) Lien releases from each contractor and subcontractor must be submitted to Landlord within 5 days after completion of the work performed by the contractor or subcontractor.

         (f) Within 30 days after completion of any improvements or alterations, Tenant, at its cost, shall deliver to Landlord 2 reproducible copies of "as-built" plans and specifications (1/8" scale) for each floor where alterations or improvements were made.

10. Tenant shall refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision for performance of any contractual service. This provision applies to all work performed in the Building, including installation of telephones, telephone equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

11. No nails, hooks, or screws may be driven into or inserted in any part of the Building except by Building maintenance personnel.

12. Sidewalks, doorways, vestibules, halls, stairways, and similar areas may not be obstructed by any Tenant Party, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. No furniture may be placed in front of the Building or in any lobby or corridor without prior consent of Landlord.

13. Any Tenant Party who desires to enter the Building after Building Standard Hours, is required to sign in upon entry and sign out upon leaving, giving the location during their stay and their time of arrival and departure.

14. All deliveries must be made via the service entrance and service elevator during normal working hours or at other times as Landlord may determine. Prior approval must be obtained from the Landlord for all deliveries that must be received after Building Standard Hours.

15. Landlord or its agents or employees may enter the Premises to examine the same or to make repairs, alterations, or additions as Landlord deems necessary for the safety, preservation, or improvement of the Building.

16. Landlord may require all Tenant Parties to evacuate the Building in the event of an emergency or catastrophe.

OFFICE LEASE
EXHIBIT D                          Page 2 of 5                      /s/ DW/JNR

17. Tenant may not do anything, or permit anything to be done, in or about the Building, or bring or keep anything in the Building that in any way increases the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority.

18. No food may be distributed from Tenant's office without the prior approval of the Building Manager.

19. No additional locks may be placed on any doors without the prior consent of Landlord. All necessary keys must be furnished by Landlord and must be surrendered to Landlord upon termination of this Lease. Tenant shall then give Landlord the combination for all locks on the doors and vaults.

20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

21. Plumbing and appliances may be used only for the purposes for which constructed. No sweeping, rubbish, rags, or other unsuitable material may be thrown or placed therein. Any stoppage or damage resulting to any fixtures or appliances from misuse by any Tenant or Party is payable by Tenant.

22. No signs, posters, advertisements, or notices may be painted or affixed on any windows, doors, or other parts of the Building, except in colors, sizes, and styles, and in places, approved in advance by Landlord. Landlord has no obligation or duty to give this approval. Building standard suite identification signs will be prepared by a sign writer approved by Landlord. The cost of the Building standard signs is payable by Tenant. Landlord may remove all unapproved signs without notice to Tenant, at the expense of Tenant. Directories will be placed by Landlord, at Landlord's expense, in conspicuous places in the Building. No other directories are permitted.

23. No portion of the Building may be used as lodging rooms or for any immoral or unlawful purposes.

24. Tenant may not operate, or allow the operation of any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior consent of Landlord.

25. Tenant must obtain Landlord's prior approval, which is at Landlord's sole discretion, for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord may control all internal lighting that is visible from the exterior of the Building and may change any unapproved lighting without notice to Tenant, at Tenant's expense.

26. Holidays are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. Business days are weekdays other than holidays.

27. Tenant shall at all times keep a chair pad under every chair that has rollers and is located in a carpeted area.

28. Tenant shall not permit any of its Tenant Party to hold, carry, smoke, or dispose of a lighted cigar, cigarette, pipe, or any other lighted smoking equipment in any common area of the Buildings, unless designated as a "smoking" area by Landlord. The common areas includes, but are not limited to, all rest rooms, common corridors, stairwells, elevator lobbies, first floor lobbies, and other areas used in common with other tenants and occupants of the Buildings.

29. Tenant shall notify the Building Manager when any furnishings or equipment are to be taken into or out of the Building. Moving of those items must be done under the supervision of the Building Manager, after receiving approval from Landlord.

30. Landlord may prescribe the weight and position of safes and other heavy equipment that may overstress any portion of the floor. All damage done to the Building by the improper placing of heavy items that overstress the floor will be repaired at the sole expense of the Tenant.

31. The persons employed to move Tenant's equipment, material, furniture, or other property in or out of the building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be

OFFICE LEASE
                                   Page 3 of 5                        /s/ DW/JNR
EXHIBIT D
         sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Special care must be taken so as to prevent damage to the floor coverings and elevators in the Building. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the building and to exclude from the building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord, its agents, or employees.

32. Landlord will have the right to prohibit any advertising by Tenant mentioning the building that, in Landlords reasonable opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

33. Each Tenant will store all its trash and garbage within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each Tenant and such items may not be disposed of in the building trash receptacles nor will they be removed by the building's janitorial service, except at Landlord's sole option and at the Tenant's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the building trash receptacles.

34. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each Tenant will cooperate to prevent the same.

35.      No picketing may be conducted at or within the Building.

36. The requirements of the Tenants will be attended to only upon application by written, personal, or telephone notice at the office of the building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

37. A directory of the building will be provided for the display of the name and location of Tenants only and such reasonable number of the principal officers and employees of Tenants as Landlord in its sole discretion approves, but landlord will not in any event be obligated to furnish more than one (1) directory strip for each Tenant. Any additional names(s) that Tenant desires to place in such directory must first be approved by Landlord, and if so approved, Tenant will pay to Landlord a charge, set by Landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord's sole discretion. No Tenant will have any right to the use of any exterior sign.

38. Tenant may not use space heaters without the prior consent of Landlord. Tenant will see that the doors of the premises are closed and locked and that all space heaters (if their use is approved by Landlord), coffee pots, water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other Tenants or occupants of the building or Landlord. On multiple-tenancy floors, all Tenants will keep the doors to the building corridors closed at all times except for ingress and egress.

39. Neither Landlord nor any operator of the parking areas within the project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "parking areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting

OFFICE LEASE
EXHIBIT D                          Page 4 of 5                    /s/DW/JNR
         from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

40. Tenant (including Tenant's employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking areas. The parking areas may be used by Tenant, its agents, or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used
         (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default any event of default under the lease.

41. Tenant's right to use the parking areas will be in common with other Tenants of the project and with other parties permitted by Landlord to use the parking areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

42. Landlord may rescind any of these Rules and Regulations and make other future Rules and Regulations as in the judgment of Landlord are from time to time needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees. Those rules, when made and notice thereof given to a tenant, are binding upon the Tenant in the same manner as the original rules.

OFFICE LEASE
EXHIBIT D                          Page 5 of 5                     /s/DW/JNR

                                   EXHIBIT E

                         to Office Lease by and between

           TGALMA Limited, a Texas Limited Partnership, as Landlord,

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

                       CONTRACTOR INSURANCE REQUIREMENTS

All contractors, subcontractors, suppliers, service providers, moving companies, and others performing work of any type for Tenant in the Project shall:

            - carry the insurance listed below with companies with an A.M. Best rating of A-IX, or better, and otherwise acceptable to Landlord; and

            - furnish Certificates of Insurance to Landlord evidencing required coverages at least 10 days prior to entry in the Project and Renewal Certificates at least 30 days prior to the expiration dates of Certificates previously furnished.

Certificates of Insurance must provide for 30 days' prior written notice of cancellation or material change to Landlord, c/o Harwood Pacific Corporation, 2651 North Harwood, Suite 450, Dallas, Texas 75201, Attention: Property Manager.

1. Workers Compensation: Statutory workers compensation insurance covering full liability under applicable Workers Compensation Laws at the required statutory limits.

         Employers' Liability: Employers' liability insurance with the following minimum limits of liability:

                   $100,000         Each Accident
                   $500,000         Disease-Policy Limit
                   $100,000         Disease-Each Employee

3.       Commercial General Liability:  This insurance policy must:

         a. Be written on a standard liability policy form (sometimes known as commercial general liability insurance) but without exclusionary endorsements that may delete coverage for products/completed operations, personal and advertising injury, blanket contractual, fire legal liability, or medical payments.

         b.      Be endorsed to provide that:

                 - aggregate limits, if any, apply separately to each of the insured's jobs or projects away from premises owned by or rented to the insured;

                 - the insurance is primary and non-contributory to any insurance provided by Landlord; and

                 -        include the following minimum limits:

                   $1,000,000       General Aggregate
                   $1,000,000       Products-Completed Operations Aggregate
                   $1,000,000       Personal & Advertising Injury
                   $1,000,000       Each Occurrence
                     $ 50,000       Fire Damage (Any one fire)
                      $ 5,000       Medical Expense (Any one person)

OFFICE LEASE
EXHIBIT E                          Page 1 of 2                   /s/DW/JNR

4. Automobile Liability: Automobile liability insurance for claims of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Project with the following minimum limits:

                 $500,000 Combined Single Limit Bodily Injury and Property Damage per Occurrence

5. Excess Liability: Following form excess liability insurance with coverages at least as broad as the required commercial general liability insurance with the following minimum limits:

                 $1,000,000       Each Occurrence
                 $2,000,000       Aggregate

6.       General Requirements:  All policies must be:

         -       written on an occurrence and not on a claims-made basis;

         - endorsed to name as additional insureds Landlord, Manager, and their respective officers, directors, employees, agents, partners, and assigns;

         - endorsed to waive any rights of subrogation against Landlord, Manager, and their respective officers, directors, employees, agents, partners, and assigns; and

         - primary and non-contributing with, and not in excess of, any other insurance available to Tenant, Landlord, Manager or any other entity named as an additional insured).




OFFICE LEASE
EXHIBIT E                          Page 2 of 2                   /s/DW/JNR

                                   EXHIBIT F

                         to Office Lease by and between

           TGALMA Limited, a Texas Limited Partnership, as Landlord,

                                      and

 Credentials Services International, Inc., a California Corporation, as Tenant

     (THE FLOOR PLAN OF THE FIRST NOTICE SPACE IS ATTACHED AS PAGE 2 OF 2)

OFFICE LEASE
EXHIBIT F                          Page 1 of 1                  /s/DW/JNR

                                   EXHIBIT F

                             RIGHT OF FIRST NOTICE





                                  [FLOOR PLAN]


                                                                /s/DW/JNR

                    CERTIFICATE OF READY FOR OCCUPANCY DATE


         The undersigned, Landlord and Tenant under a Lease (the "Lease") dated ____________________, 1995 for premises located at 1700 Alma, Ste. ____, Plano,
Texas 75075, desire to execute this certificate to evidence their agreement that the "Ready for Occupancy Date" under the Lease occurred on ______________________, 1995, [and the "Expiration Date" is
_______________________, 199__,] notwithstanding anything to the contrary in the Lease. In all other respects the Lease is ratified and confirmed.


EXECUTED as of __________________, 1995



                                      LANDLORD


                                      _________________________________________


                                      By:______________________________________
                                        Doug Walker

                                      Its:   General Manager


                                      TENANT


                                      Credentials Services International, Inc., a California Corporation


                                      By:______________________________________


                                      Its:_____________________________________